Exhibit 10.1

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

 Amendment to Natural Gas Liquids Exchange Agreement

By and Between

ONEOK HYDROCARBON, L.P.

And

EAGLE ROCK FIELD SERVICES, L.P. (successor to ONEOK TEXAS FIELD SERVICES, L.P.)

Dated:  December 1, 2005

THIS AMENDMENT AGREEMENT (the “Amendment”), made and entered into this 18th day of August, 2011 by and between ONEOK HYDROCARBON, L.P. (“Processor”) and EAGLE ROCK FIELD SERVICES, L.P. (“Customer”).

WITNESSETH:

WHEREAS, Customer and Processor are parties to that certain Natural Gas Liquids Exchange Agreement dated December 1, 2005 (the “Original Agreement”), as amended by that certain Amendment dated March 12, 2008 (the “First Amendment”), as further amended by that certain Amendment dated December 3, 2010 (the “Second Amendment”, together with the Original Agreement and First Amendment, hereinafter collectively referred to as the “Agreement”), which sets forth the terms and conditions for the exchange of NGLs owned or controlled by Customer as defined in the Agreement; and

WHEREAS, the parties now desire to amend the Agreement to (i) decrease the maximum allowable volume of NGLs from the West Plants and make a corresponding increase to the maximum allowable volume of NGLs from the East Plants, and (ii) increase the volume of NGLs to be delivered from one of the Dedicated Plants with an increase in the Base Exchange Differential applicable to such increased volume, as provided below.

NOW THEREFORE, in consideration of the mutual covenants and benefits provided herein, the parties do agree to amend the Agreement in the following aspects only:

1.               Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.               Arrington Plant Renamed.  The parties acknowledge that Customer’s Arrington Plant has been renamed the Phoenix Plant.  All references in the Agreement to “Arrington Plant” are hereby replaced with “Phoenix Plant”.

3.               Definitions.  The following are hereby added in alphabetical order to Section 1.1 of the Agreement as definitions:

‘“Expansion” shall mean the expansion by Processor’s Affiliate, ONEOK NGL Pipeline, L.L.C. (“ONP”), of its pipeline facilities to accommodate the volume of NGLs to be delivered from Customer’s Woodall Plant.’

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

‘“Woodall Plant Construction” shall mean the construction by Customer of that certain new Dedicated Plant located in Hemphill County, Texas.’

‘“Woodall Plant Completion Date” shall mean the first Day of the calendar Month following completion of the Woodall Plant Construction with the Woodall Plant being fully operational and producing NGLs for delivery to Processor.  Customer expects the Woodall Plant to be operational and producing NGLs for delivery to Processor on April 1, 2012.’

4.               Annual Estimated Production Allocation Election.  Pursuant to Customer exercising its West Plants Volume Reduction option (as defined in the Second Amendment) and with the consent and agreement of Processor notwithstanding any issues regarding the timing of the exercise of such option by Customer, effective as of July 1, 2011, the maximum allowable Estimated Production for the West Plants is hereby reduced by 300 Barrels per Day, from 5,600 Barrels per Day to 5,300 Barrels per Day, and the maximum allowable Estimated Production for the East Plants is hereby increased by 300 Barrels per day, from 8,400 Barrels per Day to 8,700 Barrels per Day, such 300 Barrel per Day increase being allocated to the Phoenix Plant increasing its Estimated Production from 5,400 Barrels per Day to 5,700 Barrels per Day and such 300 Barrels per Day decrease being allocated to the LeFors Plant decreasing its Estimated Production from 2,500 Barrels per Day to 2,200 Barrels per Day.

5.               Additional Volume.  Effective September 1, 2011, and applying prospectively thereafter, Estimated Production for the East Plants shall be increased above the current Estimated Production of 8,700 Barrels per Day (as reflected in Section 3 of this Amendment) (the “East Plants Base Estimated Production”), based on and subject to the following terms and conditions:

A.           Effective September 1, 2011, and applying prospectively thereafter, the volume of NGLs tendered by Customer from the Phoenix Plant will be increased by 1,100 Barrels per Day (the “Phoenix Additional Volume”), which will increase Estimated Production for the Phoenix Plant from 5,700 Barrels per Day (as reflected in Section 4 of this Amendment) to 6,800 Barrels per Day.  Effective as of the Woodall Plant Completion Date, and applying prospectively thereafter, the volume of NGLs tendered by Customer from the Woodall Plant shall be 7,000 Barrels per Day (the “Woodall Estimated Production”).  The Phoenix Additional Volume together with the Woodall Estimated Production shall hereinafter be collectively referred to as the “Third Amendment Additional Volume”.

B.             For each Gallon of Third Amendment Additional Volume delivered to Processor, Customer shall pay Processor a Base Exchange Differential as follows: for the Phoenix Additional Volume, Customer shall pay (i) [***] per Gallon for ethane, and (ii) [***] per Gallon for Propane Plus, and for the Woodall Estimated Production, Customer shall pay (i) [***] per Gallon for ethane, and (ii) [***] per Gallon for Propane Plus, each as adjusted pursuant to Subsection 3.6.B of the Agreement.  Such Base Exchange Differentials (as adjusted) shall be charged Customer by Processor upon receipt of the Third Amendment Additional Volume at the Delivery Points.

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

C.             If at the end of any delivery Month, Customer failed to deliver to Processor ninety percent (90%) of the Phoenix Additional Volume (the “Phoenix Take or Pay Amount”), Customer shall be obligated to pay to Processor [***] per Gallon (the “Phoenix Take or Pay Fee”) for each Gallon of the Phoenix Additional Volume Customer did not deliver up to the Phoenix Take or Pay Amount.  Additionally, if at the end of any delivery Month, Customer failed to deliver to Processor ninety percent (90%) of the Woodall Estimated Production (the “Woodall Take or Pay Amount”), Customer shall be obligated to pay to Processor [***] per Gallon (the “Woodall Take or Pay Fee”) for each Gallon of the Woodall Estimated Production Customer did not deliver up to the Woodall Take or Pay Amount.  Each of the Phoenix Take or Pay Amount and the Woodall Take or Pay Amount shall exclude such portion of the Phoenix Additional Volume and the Woodall Estimated Production, respectively, that is allocable to Days during such delivery Month that (i) Processor was unable to receive NGLs at the applicable Delivery Point, or (ii) Customer, for reasons of Force Majeure, was unable to deliver NGLs to such Delivery Point.  Each of the Phoenix Take or Pay Fee and the Woodall Take or Pay Fee shall be adjusted pursuant to Subsection 3.6.B.(iii) of the Agreement. Notwithstanding anything to the contrary herein, the Woodall Take or Pay Fee only shall apply to delivery Months commencing after the expiration of ninety (90) Days following the Woodall Plant Completion Date.

D.            The manner in which the Estimated Production shall be allocated for purposes of (i) Take or Pay obligations, and (ii) determining the Base Exchange Differential (as adjusted) that Customer shall be charged by Processor for NGLs delivered by Customer to Processor, shall be as follows:  (a) the full amount of the Estimated Production shall first go towards the Base Estimated Production (as defined in the Second Amendment), with the Base Exchange Differential being determined under Section 3.6 of the Original Agreement during the Option Term, then Section 3.6 as amended by the Second Amendment thereafter; (b) remaining Estimated Production, if any, shall next go towards the full amount of any incremental increase(s) in volume which resulted from an increase in the then-effective Estimated Production under Sections 3.2.A and 3.2.B of the Agreement (as amended), with the Base Exchange Differential being determined under Section 3.B of the Second Amendment unless the Parties have otherwise agreed that such volume increase(s) will be charged a different exchange differential; (c) remaining Estimated Production, if any, shall next go towards the Additional Volume (as defined in the Second Amendment), with the Base Exchange Differential being determined under Section 3.B of the Second Amendment; (d) remaining Estimated Production, if any, shall next go towards the Phoenix Additional Volume, with the Base Exchange Differential being determined under Section 4.B of this Amendment; and (e) remaining Estimated Production, if any, shall then go towards the Woodall Estimated Production, with the Base Exchange Differential being determined under Section 4.B of this Amendment.

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

E.              Processor agrees that ONP shall endeavor to complete the Expansion by April 1, 2012 absent any unforeseen circumstances beyond the reasonable control of ONP.

6.               Article III.  Effective as of the Woodall Plant Completion Date, and applying prospectively thereafter, Article III of the Agreement is hereby amended as follows:

A.                                   Section 3.1.A is hereby deleted in its entirety and replaced with the following:

“Section 3.1  Dedicated Plants.

A.                                   Subject to the provisions herein, Customer shall deliver to Processor all of the NGLs that Customer or its Affiliates Own or Control from the Cargray, Kingsmill/Gray, and Lefors plants (hereinafter the “West Plants”) (subject to Customer’s right under the Original Agreement to fractionate and market Propane at the Cargray plant) and the Phoenix, Canadian, Red Deer  and Woodall plants (hereinafter the “East Plants”) (the East Plants together with the West Plants hereinafter collectively the “Dedicated Plants”), such volume of NGLs from the Dedicated Plants estimated to be the following (the “Estimated Production”).

Dedicated Plants
	West Plants	East Plants
	Cargray	Phoenix
	Kingsmill/Gray	Canadian
	Lefors	Red Deer
Woodall
Estimated Production	5,300 BPD	16,800 BPD”

B.             Section 3.2.A is hereby deleted in its entirety and replaced with the following:

“Section 3.2.  Deliveries, Receipts.

A.           Subject to the following provisions, Processor shall accept the NGLs from Customer tendered hereunder during the term of this Agreement.  Although it is the intention of both parties to this Agreement for Processor to receive and Customer to deliver the entire production of NGLs from the Dedicated Plants, notwithstanding anything herein however, Processor shall not be required to accept NGLs in excess of the Estimated Production of 5,300 Barrels per Day from the West Plants, with the Cargray Plant limited to 3,500 Barrels per Day, the Lefors Plant limited to 2,200 Barrels per Day and the Kingsmill/Gray Plant limited to 2,500 Barrels per Day, and 16,800 Barrels per Day from the East Plants, with the Phoenix Plant limited to 6,800 Barrels per Day, the Canadian Plant limited to 5,400 Barrels Per Day, the Red Deer Plant limited to 2,000

Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Barrels per Day and the Woodall Plant limited to 7,000 Barrels per Day, not to exceed 22,100 Barrels per Day from the West Plants and East Plants combined, if such excess volumes are not economical for Processor to accept and fractionate, in Processor’s sole discretion, and Processor provides written notice of such determination to Customer.  If Customer provides notice to Processor of its desire to amend this Agreement to adjust the Estimated Production during the term of this Agreement, Processor shall not unreasonably refuse such request.  If Processor refuses to so amend this Agreement, then upon thirty (30) days notice to Processor, Customer shall have the right to terminate this Agreement with respect to only the volume of NGLs actually produced from the Dedicated Plants which is in excess of the then-effective Estimated Production.”

7.               Stinnet Plant Removed.  The parties agree that effective as of September 1, 2011, the Stinnet Plant is hereby removed from and no longer considered a Dedicated Plant under the Agreement.

8.               Ratification.  Processor and Customer each hereby ratifies, reaffirms and adopts the Agreement, as amended hereby, and agrees that the terms and conditions of the Agreement, as amended hereby, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate originals this 18th day of August, 2011.

PROCESSOR:	ONEOK HYDROCARBON, L.P.

	By:	ONEOK Hydrocarbon GP, L.L.C.,
its general partner

	By:	/s/ Sheridan Swords
	Name:	Sheridan Swords
	Title:	President

CUSTOMER:	EAGLE ROCK FIELD SERVICES, L.P.

	By:	Eagle Rock Pipeline G.P., LLC,
its general partner

	By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	CEO